UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

An annual meeting of shareholders of First National Corporation (the Company) was held on May 8, 2012 for the purpose of considering and acting upon the following matters:

(1)	The election of 11 directors to serve for a term of one year;

(2)	The approval of a non-binding advisory resolution approving the compensation of executive officers;

(3)	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

The final voting results for each proposal, including the votes for and against, and any withheld or broker non-votes, are described below.

Proposal 1 – Election of Directors

The Company’s shareholders elected all 11 nominees for director.  For each nominee, the votes cast for and against, as well as the withheld and broker non-votes, were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Douglas C. Arthur	1,628,783	181,119	378,701
Dr. Byron A. Brill	1,562,496	247,406	378,701
Elizabeth H. Cottrell	1,560,220	249,682	378,701
Dr. James A. Davis	1,656,503	153,399	378,701
Christopher E. French	1,642,313	167,589	378,701
Scott C. Harvard	1,658,677	151,225	378,701
John K. Marlow	1,684,731	125,171	378,701
W. Allen Nicholls	1,526,464	283,438	378,701
Henry L. Shirkey	1,552,383	257,519	378,701
Gerald F. Smith, Jr.	1,689,359	120,543	378,701
James R. Wilkins, III	1,684,799	125,103	378,701

Proposal 2 – Non-Binding Vote on Executive Compensation

The Company’s shareholders approved the advisory vote on the compensation of the Company’s executive officers named in the proxy statement for the 2012 annual meeting of shareholders.  The votes cast for and against this proposal, as well as the votes withheld, were as follows:

For	Against	Withheld	Broker Non-Votes
1,599,180	161,754	48,967	378,702

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders approved the ratification of the Audit and Compliance Committee’s selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The votes cast for and against this proposal, as well as the votes withheld, were as follows:

For	Against	Withheld	Broker Non-Votes
2,132,815	49,300	6,488	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: May 14, 2012	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President
and Chief Financial Officer